UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☒ Definitive Proxy Statement
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DYNAMICS RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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DYNAMICS RESEARCH CORPORATION
60 Frontage Road
Andover, Massachusetts 01810
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2005

To the Stockholders:
The Annual Meeting of the stockholders of Dynamics Research Corporation will be held at 2:00 p.m. on May 5, 2005 at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts 02110, for the following purposes:

1.	To fix the number of directors for the ensuing year and to elect the Class III Directors.

2.	To consider and act upon such other matters as may properly come before the meeting.
Only stockholders of record at the close of business on March 14, 2005 will be entitled to receive notice of and to vote at the meeting.

By order of the Board of Directors,

Richard A. Covel
Secretary
April 8, 2005

IMPORTANT
      All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters that are considered. It is important that your shares be voted.

DYNAMICS RESEARCH CORPORATION
60 Frontage Road
Andover, Massachusetts 01810

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 5, 2005

GENERAL
      The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the “company”) to be voted at the 2005 Annual Meeting of Stockholders to be held on May 5, 2005.
      Shares represented by proxies in the accompanying form, if properly executed and returned and not revoked, will be voted at the Annual Meeting. To be voted, proxies must be filed with the Secretary prior to voting. The authority granted by an executed proxy may be revoked at any time before it is exercised by filing with the Secretary of the company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Proxies will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of the Class III directors.
      Stockholders of record at the close of business on March 14, 2005 are entitled to notice of and to vote at the Annual Meeting. There were 8,876,717 shares of common stock, $0.10 par value per share, outstanding as of that date, each entitled to one vote.
      This proxy statement and the enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.
      The cost of solicitation of proxies will be borne by the company. Employees of the company may also solicit proxies by mail, telephone or personal interview.
QUORUM REQUIREMENT
      Consistent with state law and under the company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Persons appointed by the company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting.
      If a quorum is present, the nominees for election as Class III directors at the Annual Meeting shall be elected by a plurality of the votes properly cast for the election of directors at the Annual Meeting.
      The election inspectors will count shares represented by proxies that withhold authority to vote for either proposal or that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the proposal for purposes of determining a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on such proposal.
PRINCIPAL STOCKHOLDERS
Common Stock Ownership of Certain Beneficial Owners and Management
      The following table shows the beneficial ownership of the common stock of the company as of March 14, 2005 by (i) persons or groups known to the company to be the beneficial owner of more than 5% of its outstanding common stock, based on filings with the Securities and Exchange Commission, (ii) each director and each executive officer listed in the Summary Compensation Table below and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole investment and voting power with respect to their shares.

	Amount and Nature of		Percent
Beneficial Owner (1)	Beneficial Ownership (2)		of Class

John S. Anderegg, Jr.	808,478	(3)	9.1
James P. Regan	305,961		3.5
Francis J. Aguilar	73,110	(4)	*
Kenneth F. Kames	28,600		*
Charles P. McCausland	5,733		*
George Babbitt	0		*
William C. Hoover	92,837		1.1
Richard A. Covel	34,906		*
David Keleher	59,954		*
Steven P. Wentzell	4,500		*
John L. Wilkinson	28,371		*
All directors and executive officers as a group (11 persons)	1,442,450		16.3
Kennedy Capital Management, Inc	1,263,229	(5)	14.3
10829 Olive Blvd
St. Louis, MO 63141
Fidelity Management & Research Co	770,624	(6)	8.7
1 Federal Street
Boston, MA 02109
JP Morgan Investment Management, Inc.	462,910	(7)	5.2
522 Fifth Avenue
New York, NY 10036

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Dynamics Research Corporation, 60 Frontage Road, Andover, MA 01810.
(2)	Includes options to acquire shares which are currently exercisable or exercisable within 60 days of March 14, 2005: Mr. Regan, 255,350 shares; Dr. Aguilar, 16,414 shares; Mr. Kames, 24,200 shares; Lt. General McCausland, 3,333 shares; General Babbitt, 0 shares; Mr. Hoover, 66,666 shares; Mr. Covel, 20,000 shares; Mr. Keleher, 30,000 shares; Mr. Wentzell, 0 shares; Mr. Wilkinson, 6,000 shares.

(3)	Includes 58,300 shares held by Mr. Anderegg as custodian for his children, 84,902 shares held in the estate of his deceased spouse, of which Mr. Anderegg is executor, and 8,400 shares held by his current spouse, as to all of which he disclaims beneficial ownership.
(4)	Includes 11,655 shares held in a pension plan over which Dr. Aguilar has sole voting and investment power.
(5)	Kennedy Capital Management, Inc. (“Kennedy”), a registered investment advisor, is deemed to have beneficial ownership of 1,263,229 shares, all of which shares are owned by investment companies and their investment vehicles for which Kennedy serves as investment advisor and investment manager. Kennedy disclaims beneficial ownership of all such shares.
(6)	Fidelity Management & Research Co., (“Fidelity”), a registered investment advisor, is deemed to have beneficial ownership of 770,624 shares, all of which shares are owned by investment companies and their investment vehicles for which Fidelity serves as investment advisor and investment manager. Fidelity disclaims beneficial ownership of all such shares.
(7)	JP Morgan Investment Management, Inc., (“JP Morgan”), a registered investment advisor, is deemed to have beneficial ownership of 462,910 shares, all of which shares are owned by investment companies and their investment vehicles for which JP Morgan serves as investment advisor and investment manager. JP Morgan disclaims beneficial ownership of all such shares.

Proposal 1
ELECTION OF DIRECTORS
      The Board of Directors of the company is classified into three classes, as nearly equal in number as possible, having staggered terms of three years each with the term of office of one class expiring each year. The enclosed proxy will be voted to fix the number of directors at six and to elect the persons named below, unless otherwise instructed, as Class III directors for a term of three years expiring at the 2008 Annual Meeting of Stockholders, or until their respective successors are elected and qualified. If the nominees should become unavailable, proxies will be voted for a substitute nominee designated by the Board of Directors or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The Board has no reason to expect that the nominees will become unavailable to serve.

      The Board of Directors recommends a vote “FOR” the election of Kenneth F. Kames and James P. Regan.

			Year First
			Elected
Name	Age	Principal Occupation	A Director

Nominees as Class III Directors — Term Expiring in 2008
Kenneth F. Kames	70	Retired. Vice President, New Business Development of The Gillette Company from 1968 to 1999.	1997
James P. Regan	64	Chief Executive Officer of the company since November 1999. Chairman since April 2001. President and Chief Executive Officer of CVSI, Inc., an international information technology solutions and services company, from 1997 to October 1999, and senior vice president of Litton PRC, Information Systems business unit, offering systems development, deployment and support services from 1992 to 1996.	1999

Continuing Class I Directors — Terms Expiring in 2006
Lieutenant General Charles P. McCausland	69	Retired since 1992. Served in the United	2003
(U.S.A.F., retired)		States Air Force from 1957 to 1992, most recently as Director of the Defense Logistics Agency.
General George T. Babbitt, Jr.	62	Managing Director, Aerospace & Defense,	2004
(U.S.A.F., retired)		BearingPoint. Served in the U.S. Air Force from 1965 to 2000, most recently as commander of the Air Force Material Command at Wright-Patterson Air Force Base, Ohio.

Continuing Class II Directors — Terms Expiring in 2007
Francis J. Aguilar	72	Professor of Business Administration, Emeritus since 1996, Harvard University Graduate School of Business Administration, Executive Director of Management Education Alliance, a non-profit organization dedicated to improving business education for Afro-Americans and Hispanic Americans since 1995.	1987
John S. Anderegg, Jr.	81	Chairman, Emeritus of the company since April 2001. Chairman of the company from 1988 until April 2001.	1955
      General James P. Mullins (U.S.A.F., retired) resigned from the board of directors effective November 1, 2004. General Mullins was elected to the board of directors in 1991. He provided consulting services to the company from 1985 until his election to the board in 1991.

      The principal occupation of the above nominees and continuing directors is that set forth above for the past five years.
      Dr. Aguilar is a director and chairman of the Compensation Committee of Bowater, Inc. and a trustee of Bentley College. Mr. Kames was a director of LAU Defense Systems, LLC until October 31, 2003 and of Boston Rheology, LLC until November 13, 2003. Lieutenant General McCausland is member of the advisory board, Franklin Program in Transportation and Distribution Management, Syracuse University. He is a Director and President of the Ontario County Association for Retarded Children and a Trustee of the Finger Lakes Community College, both in Canandaigua, New York.
Board and Committees
      The Board of Directors is comprised of six members, a majority of whom qualifies as independent under the current listing standards of the Nasdaq National Market. Specifically, the Board of Directors has determined that Dr. Aguilar, Mr. Kames, Lt. Gen. McCausland and Gen. Babbitt are independent, as that term is defined by the listing standards of the Nasdaq National Market. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors held five (5) meetings during 2004. In 2004, each of the directors attended at least 100% of the total number of meetings of the Board of Directors, except that Mr. Kames attended 80% of the total number of meetings of the Board of Directors. All directors attended at least 87% of the meetings of the Committees on which they serve.
      Audit Committee. The Audit Committee, comprised solely of independent directors, is responsible for the oversight of our accounting and financial reporting processes and the audits of our financial statements. In discharging its duties, the Audit Committee reviews with the independent auditors and management the financial statements and reports issued by the company, reviews the company’s internal accounting procedures, controls and programs, reviews any transactions that involve a potential conflict of interest, reviews the scope of independent audit coverage and the fees charged by the independent accountants and reviews the independence of such accountants from our management. The Audit Committee also is responsible for selecting and engaging the company’s independent auditors. The Audit Committee operates under a written charter, which was initially adopted by the Board of Directors on April 25, 2000 and amended by the Board of Directors on December 10, 2002, March 28, 2003, December 10, 2003, and most recently on July 28, 2004. A copy of the Audit Committee Charter, as amended, is attached as Annex A to this proxy statement and is publicly available on the company’s website at www.drc.com. The Audit Committee held eight (8) meetings during 2004. Although NASDAQ Marketplace Rule 4350(d)(2)(A) requires listed companies to have an audit committee consisting of three independent directors, as a result of the resignation of General James P. Mullins from the company’s Board of Directors on October 27, 2004, effective November 1, 2004, the company’s Audit Committee currently consists of only two members: Mr. Kames and Lt. Gen. McCausland. NASDAQ Marketplace Rule 4350(d)(4)(B) provides that a listed company has until the earlier of its next annual shareholders’ meeting or November 1, 2005 in order to regain compliance with the listing standards of the NASDAQ National Market. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and accounting matters to serve on the Committee. The Board has also designated Mr. Kames, the Audit Committee Chairman, as the “audit committee financial expert,” as defined under Item 401(h)(2) of Regulation S-K, adopted in accordance with Section 407 of the Sarbanes-Oxley Act of 2002.
      Compensation Committee. The Compensation Committee is responsible for determining the compensation for the Chief Executive Officer and the company’s other executive officers and for administering the company’s various stock option and other incentive plans and determining distributions and granting awards under such plans at the executive level. The Chief Executive Officer determines distributions and grants awards under such plans at the non-executive level. The Compensation Committee operates under a written charter, which was initially adopted by the Board of Directors on December 10, 2002 and amended on December 10, 2003. A copy of the Compensation Committee Charter, as amended, is publicly available on the company’s website at www.drc.com. The current members of the Compensation Committee are Dr. Aguilar, Chairman, and Gen. George Babbitt, both of whom satisfy the independence requirements of the current listing standards of the Nasdaq National Market.
      Nominating and Governance Committee. The Nominating and Governance Committee recommends to the Board of Directors nominees for the Board of Directors as well as for the Board committees, reports annually to the Board on succession planning, leads the Board in its annual review of the Board’s performance and recommends to the Board on an ongoing basis the corporate governance guidelines applicable to the company. The Nominating and Governance Committee was appointed by the Board of Directors and held two (2) meetings in 2004. The Board of Directors discussed governance matters at each of its five (5) meetings in 2004. The Nominating and Governance Committee operates under a written charter, which was initially adopted by the Board of Directors on December 10, 2002 and amended on December 10, 2003. A copy of the Nominating and Governance Committee Charter, as amended, is publicly available on the company’s website at www.drc.com. The current members of the Nominating and Governance Committee are Dr. Aguilar, Chairman, Lt. Gen. McCausland and Gen. Babbitt, all of whom satisfy the independence requirements of the current listing standards of the Nasdaq National Market.
      The Nominating and Governance Committee considers and evaluates equally candidates proposed by shareholders, non-management directors, the chief executive officer, other executive officers, third-party search firms or other sources and conducts appropriate inquiries into the backgrounds and qualifications of such candidates. Although the Nominating and Governance Committee currently identifies candidates primarily through word of mouth and networking, more formal procedures will be established. Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names and backgrounds of the proposed candidates to Dr. Aguilar, chair of the Nominating and Governance Committee, in care of Richard A. Covel, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498. The Nominating and Governance Committee shall consider such recommendations only if appropriate biographical information and background material is provided.
      To be recommended by the Nominating and Governance Committee for a position on the company’s Board of Directors, a candidate must, at a minimum, have high standards of personal and professional ethics, integrity and values; substantial experience at the policy making level in business, government, or education; expertise that is complementary to the experience of other Board members; a willingness and ability to devote the required amount of time to fulfill diligently the duties and responsibilities of Board membership; and a desire to represent the balanced best interests of the stockholders as a whole. In addition, the Nominating and Governance Committee believes that one or more of the company’s directors should have expertise or experience as a military officer or a senior civil service executive; as a senior corporate manager or operating officer; and as a public company financial or accounting officer.
Shareholder Communications
      Shareholders of the company may communicate directly with the Board of Directors by submitting to Richard A. Covel at the company’s address listed above, in writing, any such communications. Mr. Covel is primarily responsible for monitoring the communications and providing summaries or copies of such communications to the full Board of Directors as he deems appropriate. In general, communications relating to corporate governance and long-term corporate strategy will be submitted to the full Board, and communications relating to ordinary business affairs, personal grievances and the like may be dealt with by Mr. Covel.
Compensation of Directors
      Directors who are not employees of the company receive an annual fee of $25,000. Each Committee Chairman for the Audit, Nominating and Governance and Compensation Committees receives an annual stipend of $5,000, $2,500 and $2,500 respectively. In addition, outside Directors receive $1,500 for each day the full Board meets in excess of the five regularly scheduled meetings.
      The company has a deferred compensation plan under which non-employee directors may elect to defer their directors’ fees. Amounts deferred for each participant are credited to a separate account, and interest is credited to such account quarterly at the lowest rate at which the company borrowed money during each quarter or, if there was no such borrowing, at the prime rate. The balance in a participant’s account is payable in a lump sum or in installments when the participant ceases to be a director. The non-employee directors have the option of converting some or all of their cash compensation into shares of restricted stock of the company. Effective July 26, 2001, Dr. Aguilar converted his deferred compensation balance into 23,577 shares of restricted stock of the company, having an aggregate value of $262,176. General Babbitt and Dr. Aguilar have each elected to defer all of their compensation for 2005, and each of them has elected to receive his deferred compensation in the form of stock. General Babbitt has elected to have the deferred amounts distributed in five annual installments after he ceases to be a director of the company. Dr. Aguilar has elected to have the deferred amounts distributed in a single payment after he ceases to be a director of the company.
      Under the 1995 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the company is granted an initial grant of an option to purchase 5,000 shares of common stock and an annual grant of an option to purchase 1,000 shares, each at an exercise price equal to the fair market value on the date of grant. All options granted under this plan become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant. In 2004, the non-employee directors entitled to annual grants under this plan consented to forego their rights to such grants and accordingly, no shares were granted under this plan in either 2003 or 2004. In 2004 the non-employee directors each received 2,400 shares of restricted stock under the 2000 Incentive Plan.
      The 2000 Incentive Plan allows the company to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of nontransferable shares of restricted common stock and deferred grants of common stock up to a total of 1.5 million shares to directors or key employees of the company. In the case of incentive stock options, the option price may not be less than the fair market value of the stock at the date of grant. The option period may not exceed 10 years from the date of grant.
      The 2003 Incentive Plan allows the company to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of nontransferable shares of restricted common stock and deferred grants of common stock up to a total of 400 thousand shares to directors or key employees of the company. In the case of incentive stock options, the option price may not be less than the fair market value of the stock at the date of grant. The option period may not exceed 10 years from the date of grant.

Executive Compensation
SUMMARY COMPENSATION TABLE
      The following table summarizes the compensation earned by the Chairman and Chief Executive Officer and four of the company’s other most highly paid executive officers who earned salary and bonus in excess of $100,000 for the year ended December 31, 2003 and one other individual qualified under Item 402(a)(3)(iii) of Securities and Exchange Commission Regulation S-K (the “named executive officers”) for services rendered during 2004, 2003 and 2002.

				Long-Term
				Compensation
		Annual
		Compensation		Restricted		Shares
				Stock		Underlying	All Other
Name and		Salary	Bonus	Awards		Options	Compensation
Principal Position	Year	($)	($)	($)(8)		(#)	($)(3)

James P. Regan	2004	400,000	350,000	145,980	(4)		17,902
Chairman & Chief Executive Officer	2003	375,000	315,000	217,200	(5)	—	13,002
	2002	350,000	—	59,700	(6)		2,750
William C. Hoover(1)	2004	313,500	160,000	97,320	(4)		3,000
President & Chief Operating Officer	2003	213,939	125,000	108,600	(5)	100,000	1,038
Richard A. Covel	2004	191,256	31,963	16,220	(4)		9,000
Vice President & General Counsel	2003	183,900	33,506	32,580	(5)		8,370
	2002	176,800	—	19,900	(6)	—	3,226
David Keleher	2004	244,230	110,000	64,880	(4)		7,492
Senior Vice President &	2003	232,600	105,000	108,600	(5)		9,000
Chief Financial Officer	2002	220,500	—	29,850	(6)	—	2,750
Steven P. Wentzell(2)	2004	34,615	10,000	70,785	(4)		-0-
Senior Vice President & General Manager, Human Resources
John L. Wilkinson(7)	2004	165,777	-0-				7,513
Vice President & General Manager,	2003	180,820	37,557	—			8,418
Human Resources	2002	174,720	—	9,950	(6)	—	3,534

(1)	Mr. Hoover was hired on April 7, 2003.
(2)	Mr. Wentzell was hired on October 12, 2004.
(3)	Consists of employer’s 401(k) plan contributions and the aggregate incremental cost to the company of providing personal benefits to the named executive officers for each of the last three years, including the executive medical plan and, for Mr. Regan, $3,002 of the $17,902 total represents the company’s expense for special life insurance coverage and $5,900 of the $17,902 total represents the company’s expense for a car owned by the company that is used solely by Mr. Regan.
(4)	Amounts for 2004 are calculated based upon 9,000, 6,000, 1,000 and 4,000 shares of restricted stock granted each of Messrs. Regan, Hoover, Covel and Keleher respectively, on March 1, 2005, based on the reported last sale price per share of the company’s common stock on that date of $16.22, as reported by the Nasdaq National Market and 4,500 shares of restricted stock granted to Mr. Wentzell on his date of hire October 12, 2004, based on the reported last sale price per share of the company’s common stock on that date of $15.73 as reported by the Nasdaq National Market.
(5)	Amounts for 2003 are calculated based upon 12,000, 6,000, 1,800 and 6,000 shares of restricted stock granted each of Messrs. Regan, Hoover, Covel and Keleher respectively, on March 1, 2004, based on the reported last sale price per share of the company’s common stock on that date of $18.10, as reported by the Nasdaq National Market.
(6)	Amounts for 2002 are calculated based upon 6,000, 2,000, 3,000 and 1,000 shares of restricted stock granted each of Messrs. Regan, Covel, Keleher and Wilkinson, respectively, on February 19, 2003, based on the reported last sale price per share of the company’s common stock on that date of $9.95, as reported by the Nasdaq National Market.
(7)	Mr. Wilkinson is not currently serving as an executive officer of the company as he has been out on a leave of absence since October 26, 2004. In accordance with Item 402(a)(3)(iii) of Securities and Exchange Commission Regulation S-K, information is provided even though Mr. Wilkinson was not serving as an executive officer at the end of fiscal 2004.
(8)	The following table provides additional information on the restricted share holdings of Messrs. Regan, Hoover, Covel, Keleher, Wentzell and Wilkinson as of December 31, 2004.

Restricted Share Holdings at 12/31/04

		Value of
		Restricted	Restricted Shares at 12/31/04
	# Restricted	Shares	Vesting in 3 years or less
	Shares Held	Held
	12/31/2004	12/31/04(a)	# Awarded	Grant Date	Vest Schedule

James P. Regan	40,000	$713,200	3,000	2/19/2003	50%/year
			12,000	3/1/2004	33.3%/year
William C. Hoover	6,000	$106,980	6,000	3/1/2004	33.3%/year
Richard A. Covel	12,800	$228,224	1,000	2/19/2003	50%/year
			1,800	3/1/2004	33.3%/year
David Keleher	22,500	$401,175	1,500	2/19/2003	50%/year
			6,000	3/1/2004	33.3%/year
John L. Wilkinson	7,500	$133,725	500	2/19/2003	50%/year
Steven P. Wentzell	4,500	$80,235	4,500	10/12/2004	33.3%/year

(a)	Based on last sale price of $17.83 per share of the company’s common stock as reported by Nasdaq National Market

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(4)
	Options	Employees in	Price per	Expiration
Name	Granted	2004	Share(3)	Date	5%	10%

James P. Regan(1)	—	—	—	—	—	—
William C. Hoover(1)
Richard A. Covel(1)	—	—	—	—	—	—
David Keleher(1)	—	—	—	—	—	—
Steven P. Wentzell(2)	25,000	70%	$15.73	10/12/2014	$247,313	$626,739
John L. Wilkinson(1)	—	—	—	—	—	—

(1)	Executive officer did not receive any option grants or SAR awards during fiscal 2004.
(2)	Options vest over three years, with one-third of the options vesting one year from the date of grant, one-third vesting two years from the date of grant and one-third vesting three years from the date of grant.
(3)	Options were granted at an exercise price equal to the reported last sale price of our common stock on the date of grant, as reported by the Nasdaq National Market.
(4)	The potential realizable value is calculated based on the term of the stock option at the time of grant. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price at the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, the timing of such exercises and the option holder’s continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values
      The following table presents the value of unexercised options held by the named executive officers on December 31, 2004.

Number of Shares
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Options Exercised in 2004		at 12/31/04 (#)	at 12/31/04 ($)(1)

	Shares Acquired	Value	Exercisable/(E)	Exercisable/(E)
Name	on Exercise (#)	Realized ($)	Unexercisable(U)	Unexercisable(U)

James P. Regan	—	—	255,350E	$4,552,891E
		—	225,000U	— U
William C. Hoover	—	—	33,333E	$594,327E
			66,667E	— U
Richard A. Covel	—	—	20,000E	$356,600E
			50,000U	— U
David Keleher	—	—	30,000E	$534,900E
			60,000U	— U
Steven P. Wentzell	—	—	-0-E	$-0-E
			25,000U	— U
John L. Wilkinson	7,920	$107,963	6,000E	$106,980E
			25,000U	— U

(1)	Based on last sale price of $17.83 per share of the company’s common stock as reported by Nasdaq less respective exercise prices.
Pension Plan
      In February 2002, the Board of Directors approved specific retirement program changes that limit future increases in benefits under the company’s defined benefit Pension Plan, froze membership in the Plan and provided for improvements to the company’s 401(k) Plan. Actual changes to the company’s defined benefit Pension Plan and 401(k) Plan were effective July 1, 2002.
      The following table sets forth the annual benefits payable as a life annuity which would be payable under the company’s defined benefit Pension Plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 2004:
PENSION PLAN TABLE

	Estimated Annual Benefit
	For Indicated Years of Service

Average Annual Earnings	15	20	25	30 or more

$100,000	$15,487	$20,649	$25,811	$30,974
$125,000	$20,487	$27,316	$34,144	$40,973
$150,000	$25,487	$33,982	$42,478	$50,973
$205,000*	$36,486	$48,648	$60,810	$72,973

*	The maximum Plan Compensation for 2004 is $205,000.

      As of March 14, 2005, Messrs. Wilkinson, Regan, Keleher and Covel had 24, 5, 5 and 4 years of service, respectively, for purposes of the Pension Plan.
      All employees of the company, including the individuals named in the compensation table above, who completed a year of service prior to July 1, 2002, have earned a benefit under the defined benefit Pension Plan. On July 1, 2002, the company calculated the accrued pension benefit for all eligible participants. This benefit was calculated using an employee’s final average pay and years of service. The amount of annual retirement benefit as of June 30, 2002, was determined by a formula which multiplied years of service by the product of .683% of the average of the participant’s five highest consecutive years of compensation in the last ten years worked (or actual number of years, if less than 5 years) plus .65% of such average annual earnings which exceed Social Security covered compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the company’s prior retirement program. The benefits listed in the Pension Plan Table include an offset for Social Security. This accrued benefit will increase by 3% each year while an employee is working at the company. The 3% increase will be applied on the last business day of each year beginning in 2003. Employees must be actively employed on the last day of the year to receive this increase.
Employment Contracts and Change in Control Arrangements
      The company has an employment agreement with Mr. Regan providing for his full-time employment as president, chief executive officer and a director at an initial base salary of $300,000 per year. Mr. Regan is eligible for an annual incentive bonus of up to 75% of his base salary. The agreement precludes Mr. Regan from competing with the company for one year after the cessation of his employment. The agreement may be terminated by either party on six month’s notice. If Mr. Regan’s employment is terminated by the company other than for cause or by Mr. Regan with good reason (unless he is covered by the change of control agreement described below), the company will continue to pay Mr. Regan’s base salary and to provide his health and life insurance for twelve months, and all of his options will vest and remain exercisable for one year.
      The company’s change of control agreement with Mr. Regan provides him with benefits if his employment with the company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the company. Upon such a termination, (i) the company will pay Mr. Regan an amount equal to two times his annual base salary at the rate in effect immediately prior to the date of termination or immediately prior to the change of control, whichever is higher, plus his target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the change of control, whichever is higher; (ii) any unvested restricted stock grants, stock options or other awards will immediately vest and remain exercisable for the lesser of four years or their original term; and (iii) the company will continue to insure Mr. Regan and his dependents in the company’s life and medical insurance plans for up to two years after termination or the date Mr. Regan is eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. If any payment or benefit provided by the company under the agreement will be subject to an excise tax under Section 4999 of the Internal Revenue Code, the company will provide Mr. Regan with a payment to cover such tax.
      Pursuant to the DRC Special Severance Plan, Messrs. Hoover, Keleher, Covel, Wilkinson and Wentzell would each be provided with benefits if their employment with the company is terminated, other than for cause or their disability or death, or if they resign for good reason within 24 months of any change of control of the company. Upon such a termination, (i) the company will pay Mr. Hoover and Mr. Keleher eighteen months, and Mr. Covel and Mr. Wilkinson twelve months of their current annual base salary at the rate in effect immediately prior to the date of termination or immediately prior to the change of control, whichever is higher, plus their target bonus compensation for the fiscal year during which the termination of employment occurs or in effect immediately prior to the change of control, whichever is higher; and (ii) the company will continue to provide the company’s life and medical insurance plans or similar coverage for the same term as their severance pay term after termination or until the date they become eligible to receive substantially equivalent life and medical benefits under another employer-provided plan. The change of control agreements terminate on January 1, 2007 or on the second anniversary of a change of control.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      The Compensation Committee of the Board of Directors administers the company’s executive management compensation program. The committee has primary responsibility for determining the compensation and benefits for the chief executive officer and the company’s other executive officers and for reviewing the design and effectiveness of executive compensation policies. The committee is also responsible for administering and for determining distributions and granting awards under the company’s various stock option and other incentive plans. Dr. Francis J. Aguilar and General George T. Babbitt are the current members of the Compensation Committee. Each of Dr. Aguilar and General Babbitt is an independent non-employee director, and has no interlocking relationships as defined by the Securities and Exchange Commission. The committee operates under a written charter, adopted December 2002 and amended December of 2003. A copy of the Compensation Committee Charter is publicly available on the Company’s website at www.drc.com.
Compensation Philosophy and Objectives
      The objective of the company’s executive compensation program is to provide motivational and compensation offerings in order to ensure the company’s success in attracting, developing and retaining its key executive talent. The Compensation Committee believes that executive compensation should be based on objective measures of annual and long-term performance at the individual, corporate and applicable business unit levels, should be driven primarily by the long-term interests of the company and its shareholders and should be directly linked to corporate performance.
Compensation Strategy
      The Compensation Committee’s basic compensation principles are as follows:

Compensation Should Relate to Performance — Executive compensation will reward performance and contribution to shareholder value and be competitive with pay for positions of similar responsibility at companies of similar size, complexity and performance or comparable companies within the industries in which the company competes.

Incentive Compensation Should be a Greater Part of Total Compensation for Senior Management — Executive compensation will reward senior executives for outstanding achievements that produce long-term improvement in corporate performance. Incentive compensation will be a significant portion of executive compensation for senior management to reward superior performance.

Employee Interests Should be Aligned with Shareholders — Stock option and restricted stock grants will be used to align the interests of the company’s executives with the long-term interests of shareholders.

Employees Should Own Stock — Stock ownership fosters commitment to long-term shareholder value. Employees are encouraged to become shareholders through the company’s employee benefit plans and open market purchases.
      The company’s executive compensation program consists of four elements: base salary, annual cash incentives, long-term incentives comprising stock options and restricted stock, and perquisites. The executive compensation program provides an over-all level of compensation opportunity that the Compensation Committee believes to be competitive with other companies of comparable size and scope. Actual compensation will vary with annual and long-term company performance, as well as individual performance and longevity; hence, it may be greater or less than actual compensation at other companies. The Compensation Committee uses its discretion to define and recommend to the Board of Directors executive compensation at levels that, in its judgment, are warranted by external or internal factors as well as an executive’s individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee tests each element of the compensation program and total compensation opportunities against industry compensation data provided by nationally recognized independent compensation consultants. These surveys currently include companies engaged in a variety of industries that are competitive with the various business units that the company operates. In addition, the Compensation Committee periodically conducts an independent assessment and review of the company’s executive compensation policies, practices and designs, as well as the total compensation levels established for the company’s senior executives. The Compensation Committee considers the appropriate balance between incentives for short-term and long-term performance. In all cases, the Compensation Committee’s specific decisions regarding 2004 total senior executive officer compensation was based upon its judgment about individual performance and potential future contributions.
Executive Compensation Program Components
      The particular elements of the compensation program are discussed more fully below.
      Base Salary. The committee maintains executive base salary levels that it believes are competitive with other companies of comparable size and scope in similar industries.
      Base salaries of executives are determined by using the following factors:

•	Potential impact of the individual on the company and its performance.
•	Scope of responsibilities entrusted to the individual, taking into account competitive market compensation paid by other companies for equivalent positions in similar industries.
•	Individual performance against pre-determined goals established by the committee.
•	Over-all performance of the company.
      Annual Cash Incentives. The Compensation Committee may recommend cash incentives as a means of rewarding executives for significant company and individual performance. The cash incentive is designed to encourage and reward performance over and above any merit increase received and, to the extent warranted by performance, maintain employee total compensation in line with internal and external peer groups. The principal vehicle for executive cash bonuses is the Executive Incentive Plan (EIP). The EIP provides for year-end incentive payments that are tied to measures assessing and reflecting performance of the corporation, the executive, and his or her business group. EIP measurement is built into objectives that are established and agreed to at the beginning of the year. Performance against these objectives provides a basis for reward determination.

      Long-Term Incentives. Long-term incentives are provided in the form of stock options and restricted stock. The committee and the Board of Directors believe that management ownership of a significant equity interest in the company aligns the long-term interests of management with the company’s shareholders and is an important incentive and contributing factor toward building shareholder value.
      Stock options are granted at the market value of the common stock on the date of grant. The value received by the executive from a stock option grant depends on changes in the market price of the company’s common stock during the term of the option. Consequently, the value realized from stock options is proportionate to the incremental changes in shareholder value over the same time period as the stock vesting schedule.
      Restricted stock grants represent awards of the company’s common stock with specific vesting restrictions (e.g., continuous employment for a specified period of time). The shares of restricted stock that have been issued prior to 2003 vest in seven years from the date of grant, subject to acceleration based on actual performance relative to earnings per share (EPS) and sales growth targets. Shares of restricted stock granted in 2003 fully vest in two years from the date of their grant and those granted in 2004 fully vest in three years. Until the restrictions are satisfied and the employee takes full ownership of the shares of stock, no dividends are paid, nor is the employee entitled to vote the shares. Restricted stock ties rewards of employees and executives to increasing value of company stock while serving as a tool to retain key employee and executive talent.
      Grants of stock options and restricted stock to the executive employees are determined by the Compensation Committee at its discretion based both upon each executive’s actual contribution to the company’s current performance and his or her expected contribution toward meeting the company’s long-term financial and strategic goals.
      Grants, within limits set by the Compensation Committee, of stock options and restricted stock to non-executive employees are delegated by the Compensation Committee to the CEO to issue at his discretion based both upon a non-executive employee’s actual contribution to the company’s current performance and his or her expected contribution toward meeting the company’s and employee’s performance goals.
      Perquisites. The company provides its executive officers with perquisites that the committee believes are reasonable, competitive and consistent with the company’s overall executive compensation program. We believe that our perquisites help us to hire and retain the best leaders. These perquisites include an executive medical plan, and for the Chief Executive Officer, use of a car owned by the company.
Chief Executive Officer Compensation
      James Regan serves as the Company’s Chief Executive Officer and Chairman of the Board. In February 2005 the Compensation Committee reviewed the financial and other performance achievements of the company as compared to the performance objectives established for Mr. Regan at the beginning of fiscal year 2004. In determining his compensation the Committee applied the above-described compensation philosophy and reviewed independent survey information with respect to chief executive compensation for companies of comparable size in similar industries. In evaluating Mr Regan’s performance the compensation Committee considered the following primary factors: overall financial performance, with revenue and profit at record levels; successful completion of a strategically significant acquisition; substantial improvements in the company’s organizational structure and operational effectiveness; sharply improved new business bookings and win rates; and achievement of other strategic objectives. Compensation actions for Mr. Regan are described below.

      Base Salary: Based upon these factors, Mr. Regan’s base salary for 2004 was increased 6.7% from $375,000 to $400,000 per annum effective February 1, 2004. This amount is indicated in the “Salary” column of the “Summary Compensation Table” on page 9.
      Annual Cash Incentives: Mr. Regan’s cash bonus for 2004 was $350,000. This bonus payment is indicated in the “Bonus” column of the “Summary Compensation Table” on page 9.
      Long Term Incentives: Mr. Regan did not receive any stock option grants in 2004. However, he received an award of 9,000 shares of restricted stock. This award is listed under the “Restricted Stock” column of the “Summary Compensation Table” on page 9.
      Perquisites: Mr. Regan is participant in the company’s executive medical plan and uses a car owned by the company. The aggregate incremental cost to the company of providing these personal benefits are listed under the “All Other Compensation” column of the “Summary Compensation Table” on page 9.
Tax Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes limitations on the federal income tax deductibility of compensation paid to the company’s chief executive officer and to each of the other four most highly compensated executive officers of the company. Under these limitations, the company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the company’s shareholders). Based on the company’s current compensation plans and policies and proposed regulations interpreting the Code, the company and the Compensation Committee believe that, for the near future, there is not a significant risk that the company will lose any significant tax deduction for executive compensation. The company’s compensation plans and policies will be modified to ensure full deductibility of executive compensation if the company and the Compensation Committee determine that such an action is in the best interests of the company.

The Compensation Committee
of the Board of Directors

Francis J. Aguilar, Chairman
George T. Babbitt

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors reviews the company’s auditing, accounting, financial reporting and internal control functions and selects and engages the company’s independent auditors. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees. The Audit Committee also reviews the audited financial statements to be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission (“SEC”); meets independently with the company’s director of internal audit, independent auditors and senior management; and reviews the general scope of the company’s accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, and auditor independence issues. The Audit Committee of the Board of Directors is composed of two directors and each of them qualifies as independent under the current listing standards of the Nasdaq National Market and applicable SEC rules and regulations. The Audit Committee operates under a written charter adopted and amended by the Board of Directors. A copy of the Audit Committee Charter is publicly available on the Company’s website at www.drc.com.
      Prior to commencing the 2004 integrated audit of financial statements and internal controls, the Committee discussed with the company’s independent accountants, Grant Thornton LLP (“Grant Thornton”), the overall scope and plans for their audit. Upon completion of the audit, the Committee met with Grant Thornton, with and without management present, to discuss the results of their examination, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting.
      The Committee reviewed with management and with Grant Thornton, the audited financial statements for the year ended December 31, 2004, including footnotes as well as management’s discussion and analysis of results of operations included in the Annual Report on Form 10-K. The Committee also discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended by SAS No. 90, “Audit Committee Communications”. The Committee has received the written disclosures and the letter from Grant Thornton as to that firm’s independence from management and the company, as required by the Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with Grant Thornton their independence. The committee has determined that the provision of the non-audit services by Grant Thornton in 2004, as described below, is compatible with maintaining Grant Thornton’s independence.
      Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Kenneth F. Kames, Chairman
Charles P. McCausland

Performance Graph
      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1999 in each of (i) the company’s common stock, (ii) the NASDAQ Stock Market — Composite U.S. Index and (iii) a peer group of companies as listed below:
Comparison of Five — Year Cumulative Total Returns
Performance Graph for
DYNAMICS RESEARCH CORPORATION
Produced on 02/11/2005 including data to 12/31/2004
Legend

Symbol		CRSP Total Returns Index for:	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004

	■	DYNAMICS RESEARCH CORPORATION	100.0	91.2	211.2	164.8	189.8	209.8

	*	Nasdaq Stock Market (US Companies)	100.0	60.3	47.8	33.1	49.4	53.8
	Δ	Self-Determined Peer Group	100.0	40.7	78.9	60.1	94.4	105.8
Companies in the Self-Determined Peer Group

ANTEON INTERNATIONAL CORP	CACI INTERNATIONAL INC
M T C TECHNOLOGIES INC	MANTECH INTERNATIONAL CORP
S I INTERNATIONAL INC	S R A INTERNATIONAL INC
TITAN CORP
Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/31/1999.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.	©Copyright 2005

AUDIT MATTERS
      On December 23, 2003 the Audit Committee engaged Grant Thornton as the company’s independent public accountants. During the fiscal years ended December 31, 2002 and December 31, 2001 and through the appointment of Grant Thornton, the company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the company’s consolidated financial statements, or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
      A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.
      Fees charged to the company by independent auditors for the years 2004 and 2003 were as follows:

Type of Fee	2004	2003

Audit Fees (1)
Grant Thornton 2004 Audit	$582,616
Grant Thornton 2003 Audit		$181,020
KPMG 2003 Quarterly Reviews & Consent		223,494

Total Audit Fees	$582,616	$404,514
Tax Fees (2)
Grant Thornton	$7,500
KPMG		$17,000

Total Fees Charged	$590,116	$421,514

(1)	Fees for audits of the company’s annual financial statements including internal controls and review of financial statements included in quarterly reports on Form 10-Q. The annual audit fee was $190,365, quarterly fees were approximately $12,000 per quarter with the balance of the fees related to audits of internal controls mandated under Sarbanes-Oxley Act of 2002.
(2)	Fees for tax related work.
      The Audit Committee approved 100% of the 2004 and 100% of the 2003 fees above. Only full time permanent employees of Grant Thornton worked on the company’s fiscal year 2004 audit.
      On November 13, 2003 the Audit Committee dismissed KPMG LLP (“KPMG”) as the company’s independent public accountants. The audit report of KPMG on the company’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the company’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001 and the subsequent interim period through November 13, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their audit report.
      In addition, in connection with the audits of the company’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001 and the subsequent interim period through November 13, 2003, as disclosed in the company’s report on Form 8-K filed with the SEC on November 21, 2003, there were no reportable events, as such term is used in Item 304(a)(1)(v) of Regulation S-K, except that KPMG, in its Management Letter to the company following the completion of the audits, noted the following conditions which it considered to be reportable conditions as defined under standards established by the American Institute of Certified Public Accountants:

•	KPMG noted deficiencies in the processes used by management to review and document new customer contracts and modifications to existing customer contracts for purposes of determining the proper revenue recognition model.

•	KPMG noted deficiencies in the systems and processes used in the preparation of the financial statements and the lack of proper management review and account reconciliation and analysis.

•	It was noted that personnel responsible for accounting and financial reporting did not have sufficient background or were overloaded with normal day-to-day activities. It was also noted that they lacked the Securities and Exchange Commission and Generally Accepted Accounting Principles (“GAAP”) experience necessary to ensure compliance with financial reporting and disclosure requirements. Among other things, it was recommended that the company strengthen its level of SEC and GAAP accounting experience.
      The company took a number of measures in 2003 intended to effectively address these reportable conditions.
      KPMG noted that none of these reportable conditions was believed to be a material weakness, and it issued an unqualified audit opinion on the financial statements as of and for the years ended December 31, 2002 and 2001. All reportable conditions were discussed with the company’s Audit Committee, and the company has authorized KPMG to respond fully to the inquiries, if any, of the Company’s new accountants concerning these reportable conditions.
      The company provided KPMG with a copy of the foregoing disclosures and a letter from KPMG confirming its agreement with these disclosures was filed as an exhibit to the company’s report on Form 8-K/A, filed with the SEC on November 25, 2003.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely upon a review of these copies, we believe that during 2004 all filing requirements were met, except Mr. Wentzell reported on a Form 4 filed on October 21, 2004 4,500 shares of restricted stock awarded at his time of hire on October 12, 2004 and General Mullins reported on a Form 4 filed on November 8, 2004 2,400 shares of restricted stock that he forfeited upon his retirement on November 1, 2004.

OTHER INFORMATION
Stockholder Proposals for 2006 Annual Meeting of Stockholders
      Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for consideration at the 2006 Annual Meeting of Stockholders must be received by the company no later than November 28, 2005 in order to be considered for inclusion in the company’s proxy materials for that meeting.
      For proposals that stockholders intend to present at the 2006 Annual Meeting of Stockholders that will not be included in the company’s proxy materials, if the stockholder fails to notify the company of such intent on or before February 13, 2006, then the proxies that management solicits for the 2006 Annual Meeting will include discretionary authority to vote on the stockholder’s proposal, if it is properly presented at the meeting.
Other Business
      The Board of Directors does not know of any business that will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the discretion of the persons voting the proxies unless specific instructions to the contrary are given.
Form 10-K/A and Annual Report to Stockholders
      A copy of the company’s Annual Report to Stockholders and of the company’s annual report on Form 10-K/ A filed with the Securities and Exchange Commission accompany this proxy statement. Copies of the exhibits to the company’s annual report on Form 10-K/ A are available to stockholders, upon the payment of fees to cover the company’s cost in furnishing such exhibits, by writing to the Treasurer’s office, Dynamics Research Corporation, 60 Frontage Road, Andover, Massachusetts 01810-5498.
      All stockholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Stockholders attending the meeting may revoke their proxies and personally vote on all matters that are considered. It is important that your shares be voted.

By the Order of the Board of Directors

Richard A. Covel
Secretary
Andover, Massachusetts
April 8, 2005

Annex A
AUDIT COMMITTEE CHARTER
(Revised as of July 28, 2004)
      The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company’s internal and external auditors.
      The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ rules. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The Board on the recommendation of the Nominating and Governance Committee shall appoint the members of the Audit Committee.
      The Audit Committee shall have the authority to select the independent auditor, retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the company or the company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
      The Audit Committee shall make regular reports to the Board.
      The Audit Committee shall at least annually, unless otherwise specified:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company’s financial statements.

3.	Review an analysis prepared by the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including a description of any transactions as to which management obtained Statements on Auditing Standards No. 50 letters.

4.	Review the company’s annual and quarterly financial results prior to issuance of earnings announcements and review the company’s Forms 10-K and 10-Q prior to filing.

5.	Review major changes to the company’s accounting principles and practices as suggested by the independent auditor, internal auditors or management.

6.	Notify the Board of the selection and appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee.

7.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Review the experience and qualifications of the company’s senior finance executives.

8.	Approve the fees to be paid to the independent auditor.

9.	Establish guidelines for the retention of the independent auditor for any non-audit service. Current guidelines are set forth on Exhibit A attached to this Charter.

10.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

11.	Recommend to the Board guidelines for the company’s hiring of employees of the independent auditor who were engaged on the company’s account.

12.	Review the appointment and replacement of the senior internal auditing director.

13.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

(a)	Any changes required in the planned scope of the internal audit.

(b)	The internal audit department responsibilities, budget and staffing.

14.	Meet with the independent auditor prior to the year-end audit to review the planning and staffing of the audit.

15.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

16.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company’s response to that letter. Such review should include

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

17.	Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

18.	Advise the Board with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s Code of Ethics.

19.	Review with the company’s General Counsel legal matters that may have a material impact on the financial statements, the company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20.	Meet with the chief executive officer, chief financial officer, chief accounting officer, the senior internal auditing director and the independent auditor in separate executive sessions.

21.	Assess its performance of the duties specified in this charter and report its findings to the Board of Directors.

22.	The Audit Committee shall review and approve all related-party transactions.

23.	The Audit Committee shall establish and monitor procedures for:

(a)	The confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

(b)	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company’s Code of Conduct.

Exhibit A to Annex A
Guidelines for the retention of the independent auditor for non-audit services
Allowable Non-Audit Services

Foreign statutory audits
11K and ERISA audits
Carve-out audits in connection with divestitures
Tax compliance including preparation and filing returns
Tax counseling
Due diligence assistance in connection with M&A transactions
Providing “comfort letters” in connection with securities offerings
Litigation support involving disputes related to financial statements audited by the independent auditor

Unallowable Non-Audit Services

Information Technology consulting services
Human Resources consulting services
Management consulting services
Valuation services
M&A transaction structuring services

ANNUAL MEETING OF STOCKHOLDERS OF

DYNAMICS RESEARCH CORPORATION

May 5, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

The Board of Directors recommends a vote FOR the following proposal:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: Fixing the number of Directors and Election of the Class III Directors listed below:			THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN,
☐	FOR ALL NOMINEES	NOMINEES: O Kenneth F. Kames O James P. Regan		BE PROXIES WILL VOTED FOR THE PROPOSAL, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

DYNAMICS RESEARCH CORPORATION
Annual Meeting of Stockholders — May 5, 2005

     The undersigned hereby appoints Elise P. Caffrey and Richard A. Covel and each of them as proxies, with full power of substitution and re-substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side, at the Annual Meeting of Stockholders of Dynamics Research Corporation (the “Company”) on May 5, 2005 at 2:00 P.M., Boston time, and at any adjournments thereof, all of the shares of the Company held of record by the undersigned on March 14, 2005 which the undersigned would be entitled to vote if personally present.

(Continued and to be signed on the reverse side)